Exhibit 1.A.(10)

         Application for Flexible Premium Variable Life Insurance Policy

A HISTORY OF PERFORMANCE/R/                            WRL PRIORITY:
                                                       P.O. BOX 628069
                                                   ORLANDO, FL 32862-8069

                                                STREET ADDRESS-USE FOR CARRIER
[WRL LOGO]                                          OTHER THAN POST OFFICE:
                                                       570 CARILLON PKWY
     INSURANCE /bullet/ ANNUITIES                   ST. PETERSBURG, FL 33716
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                                     1-800-443-9975 (x6582)

                         APPLICATION FOR LIFE INSURANCE
                    FOR USE BY WMA REGISTERED REPRESENTATIVE
Agent Name:_______________________________________________________________

Agent Number:______________________________________________________________

Marketing Director:____________________________ MD Code#:__________________

Branch Manager_____________________________________ Branch#:_______________

CEO:___________________________________________ CEO Code#:_________________

Date Faxed: (If Applicable)________________________________________________

Amount of initial premium with application       $_________________________

Amount to be applied to application

                                                 $_________________________

                                                 $_________________________

                                                 $_________________________

         DO:                                                                           DON'T:
         ---                                                                           ------
[ ] Complete the entire application (front and back).           [ ] Do not use pencil or whiteout.

[ ] Print application in black ink.                             [ ] Do not accept or send money on applications that total more than $1,000,000.00
[ ] Have applicant initial all changes.
                                                                [ ] Do not submit an agent check as the initial premium.
[ ] Obtain all required signatures.
                                                                [ ] Do not submit starter checks or deposit slips for
[ ] Complete and sign the Agents Report.                            checkomatic withdrawals.

[ ] Use supplement if more than one Other Insured Rider is required.

[ ] Include certification if a trust is owner of the policy.

U000286-WMA

                                                        WRL PRIORITY:
                                                        P.O. BOX 628069
A HISTORY OF PERFORMANCE                            ORLANDO, FL  32862-8069

                                                 STREET ADDRESS-USE FOR CARRIER
                                                     OTHER THAN POST OFFICE:
 [WRL LOGO]                                            570 CARILLON PKWY
                                                    ST. PETERSBURG, FL 33716

     INSURANCE /bullet/ ANNUITIES                     1-800-443-9975 (X6420
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                         APPLICATION FOR LIFE INSURANCE

Agent Name:________________________________________________________

Agent Number:______________________________________________________

Broker/Dealer______________________________________________________

Date Faxed: (If Applicable)________________________________________

Amount of initial premium with application     $___________________

Amount to be applied to application

                         0000999999            $___________________

                                               $___________________

                                               $___________________

         DO:                                                      DON'T:
         ---                                                      ------

[ ] Complete the entire application (front and back).      [ ] Do not use pencil or whiteout.

[ ] Print application in black ink.                        [ ] Do not accept or send money on applications that total more than $1,000,000.00
[ ] Have applicant initial all changes.
                                                           [ ] Do not submit an agent check as the initial premium.
[ ] Obtain all required signatures.
                                                           [ ] Do not submit starter checks or deposit slips for
[ ] Complete and sign the Agents Report.                       checkomatic withdrawals.

[ ] Use supplement if more than one Other Insured Rider is required.

[ ] Include certification if a trust is owner of the policy.

U000286

                              ATTACH VOIDED SAMPLE
                                OF YOUR PERSONAL
                                   CHECK HERE

So that you may comply with your depositor's authorization and direction as set forth on the reverse side hereof, this Company agrees:

  1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debit received by you in the regular course of business for the purpose of payment to this Company, including any cost or expenses reasonably incurred in connection therewith.

  2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

  3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to the foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.

Authorized in a resolution adopted by the Executive Committee of               WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
the Board of Directors of the WESTERN RESERVE LIFE ASSURANCE
CO. OF OHIO on October 29, 1991.                                                 /s/ WILLIAM H. GEIGER
                                                                                 ---------------------
TO: WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO                                       Secretary

As a convenience to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating charges in the form of check, drafts or debits via ACH electronic fund transfers on my account maintained at the

____________________________________    ______________________________________
      (Name of Bank)                          (Address of Bank)

for the payment of each monthly premium under Policy No.____________________        LIST ANY OTHER POLICIES TO BE PAID
on the life of ___________________________                                           BY SAME CHECK, DRAFT OR DEBIT
This authority is to remain in effect until revoked by me in writing, and until
you actually receive such notice, I agree that you shall be fully protected in       _________________________________
drawing any such check or draft or initiating such debit. I understand that if       _________________________________
any such check, draft or debit be dishonored by my Bank and any monthly amount       _________________________________
due the WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO is not paid within the time       _________________________________
stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

                                                       AUTHORIZATION FOR PREAUTHOFIIZED
                                                              PAYMENTS TO:

                                                       WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                                       P.O. BOX 5068, CLEARWATER, FL 34618-5068

   "I elect _______ day (select 1 to 27) of    As a convenience to me, I hereby request and authorize you to pay and charge to
   each month to have the payment of           my bank checking account checks or drafts drawn by and payable to the order of
   $_______ taken from my account. If no       WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO or to debit my account identified below
   date is indicated the draft date will be    via ACH electronic fund transfers provided there are sufficient collected funds in
   the policy issue date."                     said account to pay the same upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice
                                               I agree that you shall be fully protected in honoring any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

                                                  _________ 1 (X)________________________________________

                                                  _________ 2 (X)________________________________________
                                                      Both Authorized Signatures Required on Joint Accts.
                                                          PLEASE NOTE: There is an Indemnification
                                                               Agreement stated above.

  U000286

LIFE APPLICATION - The Western Life Assurance Co. of Ohio  APPLICATION#

SECTION 1. PROPOSED PRIMARY INSURED
1. Last Name                        First Name                M.I.

-------------------------------------------------------------------------------
2. Address                  Apt#       City

-------------------------------------------------------------------------------
State/Zip Code/3. Years at Address/4. Home Phone/5. Driver License Number/State
                                      (  )-  -
-------------------------------------------------------------------------------
6. Sex    7. Date    8. Insurable  9. Place of Birth  10. Social Security Number
             of Birth   Age          - State/Country
[ ] Male
[ ] Female                                                     -     -
-------------------------------------------------------------------------------
11. Height   12. Weight  13. Marital Status  14. Employer                 Years
   ft   in          lbs
-------------------------------------------------------------------------------
15. Occupation & Duties

-------------------------------------------------------------------------------
16. Employer's Address                           17. Business Phone Number
                                                 (      )-     -
-------------------------------------------------------------------------------
18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? [ ] Yes [ ] No
19. Rate Class Quoted: [ ] Ult Select [ ] Select  [ ] Ult Standard  [ ] Standard
                       [ ] Juvenile
-------------------------------------------------------------------------------
SECTION 2. PROPOSED OTHER/JOINT INSURED RIDER - IF MORE THAN ONE PLEASE USE A
           SUPPLEMENTAL APPLICATION
1. Last Name                    First Name                               M.I.

-------------------------------------------------------------------------------
2. Address                         Apt#     City

-------------------------------------------------------------------------------
State/ Zip Code / 3. Years at Address/ 4. Home Phone/ 5. Driver         / State
                                                         License Number
                                        (  )-  -
-------------------------------------------------------------------------------
6. Sex / 7. Date of Birth/ 8. Insurable/ 9. Place of Birth/ 10. Social Security
                              Age           - State/ Country    Number
[ ] Male
[ ] Female     MM - DD - YYYY                                         -   -
-------------------------------------------------------------------------------
11. Height/ 12. Weight/ 13. Marital/ 14. Relationship to/ 15. Employer     Years
                            Status       Proposed Insured
    ft  in        lbs
-------------------------------------------------------------------------------
16. Occupation & Duties

-------------------------------------------------------------------------------
17. Employer's Address                            18. Business Phone Number
                                                       (   )-     -
-------------------------------------------------------------------------------
19. Have you used TOBACCO or any other product containing NICOTINE in the last
    12 months?      [ ] Yes   [ ] No
20. Rate Class Quoted: [ ] Ult Select [ ] Select [ ] Ult Standard [ ] Standard
                       [ ] Juvenile
-------------------------------------------------------------------------------
 SECTION 3. APPLICANT/OWNER IF OTHER THAN THE PROPOSED PRIMARY INSURED
1. Last Name                       First Name                             M.I.

-------------------------------------------------------------------------------
2. Address                         Apt#      City

-------------------------------------------------------------------------------
State     Zip Code      3. Home Phone        4. Social Security Number/ Tax ID#
                           (  )-    -
-------------------------------------------------------------------------------
5. Date of Birth/Trust Date  6. Relationship to the Proposed Primary Insured:
    MM-DD-YYY
-------------------------------------------------------------------------------
SECTION 4. CHILDREN'S INSURANCE RIDER
COVERAGE AMOUNT ($2,000 MINIMUM TO $10,000 MAXIMUM COVERAGE FOR CHILDREN 18 AND
UNDER)   $__,____

NAME       RELATIONSHIP           DATE OF BIRTH        HEIGHT         WEIGHT
                                  MM-DD-YYYY            ft  in              lbs
                                  MM-DD-YYYY            ft  in              lbs
                                  MM-DD-YYYY            ft  in              lbs
Are all children listed? [ ] Yes [ ] No  Are children living with proposed primary insured?  [ ] Yes [ ] No
                                         If not, explain why:__________________

U000286                                1

SECTION 5. PRIMARY BENEFICIARY - IF PERCENTAGE SHARES ARE NOT GIVEN THEY WILL BE
           EQUAL, OR TO THE SURVIVOR
Name                Percent      Relationship    Social Security Number/Tax ID#
                                                            -    -
                                                            -    -
                                                            -    -
--------------------------------------------------------------------------------
SECTION 6. CONTINGENT BENEFICIARY - IF PERCENTAGE SHARES ARE NOT GIVEN THEY WILL
           BE EQUAL, OR TO THE SURVIVOR
Name                Percent      Relationship    Social Security Number/Tax ID#
                                                            -    -
                                                            -    -
                                                            -    -
--------------------------------------------------------------------------------
SECTION 7. PROPOSED PLAN OF INSURANCE:
1. [ ] FFB [ ] FEP [ ] FWP [ ] OTHER ______________
2. Specified Amount:              $    ,   ,000
                                  -------------
3. Primary Insured Rider          $    ,   ,000
                                  -------------
4. Primary Insured Rider Plus     $    ,   ,000
                                  -------------
5. Other Insured Rider
                                  $    ,   ,000
--------------------------------- -------------
6. ARE YOU APPLYING FOR MORE THAN ONE OTHER INSURED RIDER?
                 [ ] YES   [ ] NO

IF YES PLEASE USE SUPPLEMENTAL APPLICATION #U000286-SUPP

FWP POLICIES ONLY

7. No Lapse Guarantee Option:       [ ] A) 5YR    [ ] B) 10YR
8. Wealth Protector Rider     $        000
                              ----,---,---
9. Joint Insured Rider        $        000
                              ----,---,---
10. INDIVIDUAL INSURED RIDER(S)
[ ] Proposed Primary Insured  $        000
                              ----,---,---
[ ] Proposed Joint Insured    $        000
                              ----,---,---
-------------------------------------------------------------------------------
SECTION 8. DEATH BENEFIT OPTION
[ ] A) Level Benefit
[ ] B) Increasing Benefit
[ ] C) Option B To Age 70 Then Grading Down
       (option C for FFB only)
-------------------------------------------------------------------------------
SECTION 9. ADDITIONAL BENEFITS-PRIMARY INSURED ONLY
[ ] Disability Waiver Rider
[ ] Disability Waiver And Income Rider
    ($300 per month maximum)   $________
[ ] Accidental Death Benefit

    ($150,000 maximum) $     000
                       -----,---
-------------------------------------------------------------------------------
SECTION 10. PREMIUMS PAYABLE
Planned Premium    $___,___,__
[ ] Checkomatic      __ Draft Date (1ST thru 27TH)
[ ] Direct Bill
    [ ] Single Premium  [ ] Quarterly
    [ ] Annual          [ ] Monthly
    [ ] Semi-annual     [ ] Other __________
-------------------------------------------------------------------------------
SECTION 11. SUB-ACCOUNT ALLOCATIONS - (FOR VARIABLE PLANS ONLY) MUST EQUAL
            100% AND A WHOLE NUMBER.

MONEY MARKET         ____% VALUE EQUITY            ____% AGGRESSIVE GROWTH    ____%

GROWTH FUND          ____% US EQUITY               ____% GROWTH AND INCOME    ____%

EMERGING GROWTH      ____% REAL ESTATE SECURITIES  ____% CASE GROWTH          ____%

GLOBAL ACCOUNT       ____% BOND FUND               ____% INTERNATIONAL EQUITY ____%

BALANCED FUND        ____% FIXED ACCOUNT           ____% THIRD AVENUE VALUE   ____%

TACTICAL ASSET ALLO. ____% STRATEGIC TOTAL RETURN  ____% OTHER______________  ____%

-------------------------------------------------------------------------------
12. INVESTMENT OBJECTIVE
[ ] Safety of Principal
[ ] Income
[ ] Long-Term Growth
[ ] Trading Profits
[ ] Other
    ________________________________
-------------------------------------------------------------------------------
SECTION 13. OTHER INSURANCE IN FORCE FOR ALL PROPOSED INSUREDS   [ ] NONE

Proposed Insured Name  Company  Amount of insurance   Year issued   Replacement?
                                                                       Yes   No
                                                                       Yes   No
                                                                       Yes   No
                                                                       Yes   No

IS THIS INTENDED TO BE A 1035 EXCHANGE? [ ] Yes [ ] No   Anticipated Cash Value
                                                         Transfer $___,___,__


1) Has any proposed insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, canceled, or not
   renewed? If yes please explain in REMARKS.                                        [ ] Yes [ ] No
2) Will the insurance applied for on any proposed insured replace or change any
   existing life or annuity policy?                                                  [ ] Yes [ ] No
   If yes, complete replacement forms, if appropriate.
3) Is there an application for life, accident or sickness insurance now pending or contemplated on any proposed insured in this or any other company? If yes,
   give details in Agent's Report, Question 3.                                       [ ] Yes [ ] No

U000286                                2

LIFE APPLICATION - PART 2

SECTION 14. PERSONAL FINANCIAL STATEMENT

A) Gross Income Current Yr   $___,___,___
B) Gross Income Previous Yr  $___,___,___
C) Net Worth                 $___,___,___

For over $1 million applied coverage complete
a separate financial questionnaire
-------------------------------------------------------------------------------
15. COMPLETE FOR CORPORATION, PARTNERSHIP, PENSION OR TRUST

A) Current Estimated Market Value  $__,___,___
B) Assets                  LIQUID  $__,___,___
                        NONLIQUID  $__,___,___

C) Liabilities                     $__,___,___
D) Net Worth                       $__,___,___
-------------------------------------------------------------------------------
SECTION 16. MEDICAL QUESTIONS - EACH QUESTION MUST BE INDIVIDUALLY ASKED AND
            ANSWERED.

Give the details of "Yes" answers below. Identify question number; state signs, symptoms and diagnosis of each illness or injury. List the details and results of any treatment; List the name, full address and dates of each health care provider consulted.

To the best of your knowledge, has any Proposed Insured within the last 10 yrs had or been told by a member of the medical profession that he or she had, or has been treated for:

1)  Heart murmur, hiqh blood pressure, chest pain, heart attack, stroke, or
    other disorder of the heart or circulatory system?                             [ ] Yes  [ ] No
2)  Asthma, Emphysema, Chronic Bronchitis, Tuberculosis, or any other
    Respiratory disorder; colitis, ulcer or any other gastrointestinal disorder;
    jaundice, hepatitis, liver or kidney disorder?                                 [ ] Yes  [ ] No
3)  Cancer, tumor, polyp, breast, prostate or any other reproductive disorder;
    or any thyroid or endocrine disorder?                                          [ ] Yes  [ ] No
4)  Brain, mental, anxiety, depression, suicide attempt, or seizure disorder; or
    any paralysis?                                                                 [ ] Yes  [ ] No
5)  Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood in
    the urine?                                                                     [ ] Yes  [ ] No
6)  Used amphetamines, heroin, cocaine, marijuana, or any other illegal or
    controlled substance except as prescribe by a physcian?                        [ ] Yes  [ ] No
7)  Sought or been advised to seek treatment, limit or discontinue use of
    alcohol?                                                                       [ ] Yes  [ ] No
8)  Been on or are now on prescribed medication or diet?                           [ ] Yes  [ ] No
9)  Has any Proposed Insured been told by a member of the medical profession
    that he or she had a diagnosis of AIDS, ARC or the HIV infection?              [ ] Yes  [ ] No
10) Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but not limited to, electrocardiograms, blood studies,
    scans, MRI's or other test?                                                    [ ] Yes  [ ] No
11) An examination, treatment or consultation with a doctor or health care
    provider other than above?                                                     [ ] Yes  [ ] No
12) Have or have had a parent, brother or sister who has/had coronary artery
    death or disease prior to age 60?                                              [ ] Yes  [ ] No

-------------------------------------------------------------------------------
SECTION 17. DETAILS TO "YES" ANSWERS FOR MEDICAL QUESTIONS SECTION

                                                                                            Name, Address and Phone # of
Question #   Proposed Insured's Name   Date, Diagnosis, Treatment, Results, and Duration    Attending Doctor and Hospital
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------
----------   -----------------------   -------------------------------------------------    -----------------------------

-------------------------------------------------------------------------------
SECTION 18. NAME AND ADDRESS OF PERSONAL PHYSICIAN (IF NONE, SO STATE)

   PRIMARY INSURED         JOINT OR OTHER INSURED              CHILDREN
---------------------  -------------------------------  -----------------------
---------------------  -------------------------------  -----------------------
---------------------  -------------------------------  -----------------------
---------------------  -------------------------------  -----------------------
---------------------  -------------------------------  -----------------------

DATE AND REASON LAST   DATE AND REASON LAST CONSULTED   DATE AND REASON LAST
CONSULTED A PHYSICIAN  A PHYSICIAN                      CONSULTED A PHYSICIAN
---------------------  -------------------------------  -----------------------
---------------------  -------------------------------  -----------------------
--------------------------------------------------------------------------------

U000286                                3

LIFE APPLICATION

SECTION 19. RESIDENCY
A) Proposed primary insured is a citizen of [ ] USA [ ] Other Country________ Type of VISA_____________
B) How many years has the proposed insured resided in the USA?______
C) Does any proposed insured travel outside the USA?   [ ] Yes  [ ] No
   If yes, provide details: include destination, number of trips, duration of each trip, purpose of trip, plans for the next year.
   ___________________________________________________________________________
   ___________________________________________________________________________
   ___________________________________________________________________________
-------------------------------------------------------------------------------
SECTION 20. DRIVING RECORD
A) Has any Proposed Insured had their driver's license suspended, restricted, revoked, or been cited for a moving violation in the last 5 years?
         [ ] Yes      [ ] No       If yes, give reason:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

B) Has any proposed insured in the last ten years been convicted of a misdemeanor (other than a minor traffic violation) or felony?
         [ ] Yes      [ ] No       If yes, give reason:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
--------------------------------------------------------------------------------

SECTION 21. SPECIAL ACTIVITIES

A)  Except as a passenger on a regularly scheduled flight, has any proposed insured flown within the past 3 years, or does any proposed insured have
    plans to fly in the future? If yes, complete Aviation Questionnaire.        [ ] Yes  [ ] No
B)  In the past 3 years has any proposed insured participated in racing
    (automobile, motorcycle, or boat), underwater or sky diving, hang gliding,
    mountain or rock climbing? If yes, complete an Avocation Questionnaire.     [ ] Yes  [ ] No

-------------------------------------------------------------------------------

SECTION 22. SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY - COMPLETE FOR ALL
            VARIABLE PLANS

A)  Have you, the Proposed Insured, and Purchaser, if other than the Proposed
    Insured, received the current Prospectus for the policy?                    [ ] Yes  [ ] No
B)  DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY
    OPTIONAL BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE ENTIRE AMOUNT OF THE
    POLICY CASH VALUE MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT
    EXPERIENCE?                                                                 [ ] Yes  [ ] No
C)  With this in mind, is the policy in accord with your insurance objectives
    and your anticipated financial needs?                                       [ ] Yes  [ ] No

-------------------------------------------------------------------------------
SECTION 23. TO BE COMPLETED BY APPLICANT/OWNERR

Telephone Transfer Authorization: (See Prospectus for telephone transfer procedures.)
Your policy applied for, if issued, will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated below. These privileges allow you to give the registered representative/agent of record for this policy authority to make telephone transfers and to change the allocation of future payments among the Sub-Accounts and the Fixed Account on your behalf according to your instructions.

     [ ] I do NOT want telephone transfer privileges.

Western Reserve Life will not be liable for complying with telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such telephone instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such requiring forms of personal identification prior to acting upon such telephone instruction, providing written confirmation of such transactions to policyowners and/or tape recording of telephone transfer request instructions received.
-------------------------------------------------------------------------------
SECTION 24. CERTIFICATION

Under penalty of perjury, I (the owner) certify (1) that the number shown in Section l of page 1 or the number shown in Section 3 on page 1 (if the owner is other than the primary insured) is my correct Taxpayer Identification Number, and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) if I ever was so notified, the IRS has notified me that I am no longer subject to backup withholding. (If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language in (2) above that you are not subject to backup withholding due to notified payee underreporting.)

U000286                                4

LIFE APPLICATION

25. AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical professional, hospital, clinic, other medical care institution, the Medical Information Bureau, Inc., insurance company, consumer reporting agency, or employer having information available as to employment, other insurance coverage, medical care, advice or treatment any physical or mental condition regarding me or my children who are to be insured, to give such information to Western Reserve Life of Ohio, its reinsurers, or any consumer reporting agency except the Medical Information Bureau acting on Western Reserve Life's behalf.

I authorize Western Reserve Life to obtain an investigative consumer report on me.

I understand that this information will be used by Western Reserve Life or its reinsurers, to determine eligibility for life insurance.

I agree that this authorization is valid for two and one-half years from the date signed. I know that I have the right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

I have received a copy of this "Notice of Information Practices" attached to this application.

I also hereby authorize Western Reserve Life to provide its affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid from the date signed below until affirmatively withdrawn in writing by myself.

[ ] I elect not to have personal information disclosed to non-affiliates of
    Western Reserve Life for marketing purposes.
[ ] I elect to be interviewed if an investigative consumer report is prepared in connection with this application.
-------------------------------------------------------------------------------
SECTION 26. OTHER INSURANCE-TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

1. Will the policy applied for replace or change any existing life insurance policy or annuity? [ ] Yes [ ] No

2. If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison Statements?
    [ ] Yes [ ] No   [ ] N/A
    If "No," explain___________________________________________________________
-------------------------------------------------------------------------------
SECTION 27. REPRESENTATIONS

I represent that the statements and answers in this application are true and complete to the best of my knowledge.
I understand that I should consult my own tax and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan. It is agreed that:
  (a) the statements and answers given in this application, and any amendments or application supplements to it or statements made to the medical examiner, will be the basis of any insurance issued;
  (b) no agent or medical examiner has the authority to make or alter any contract for the Company;
  (c) if a premium deposit is given in exchange for the Conditional Receipt, no insurance shall take effect unless all of the conditions set out in that receipt are satisfied;
  (d) if a premium deposit is not given, no insurance shall take effect unless all of the following conditions are satisfied;
        (1) a policy issued by the Company is delivered to and accepted by the owner during the lifetime of each person to be covered by such policy,
        (2) the full first premium is paid, and (3) the health and insurability of each person proposed for insurance has not changed since the date of this application

Signed at                                    on  M M - D D - Y Y Y Y
         ---------------------   -------         ---   ---   -------
              (city)             (state)           (date)

__________________________________________________________      ____________________________________________
Signature of proposed insured (Child over age 15 must sign)     Print Agent Name  Social Security # of Agent

__________________________________________________________      ___________________________________________
Signature of applicant (owner) other than the                   Signature of Agent       State License #
proposed insured (If business insurance, show
title of officer and name of firm)

__________________________________________________________      _____________
Signature of parent or legal guardian for insured(s) 15         Agent #
and under

______________________________________________
Signature of Joint Insured or OIR

U000286                                5

                                   THIS PAGE IS
                               INTENTIONALLY BLANK

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                  P.O. BOX 5068
                            CLEARWATER, FLORIDA 33758

                                  FRAUD WARNING

The following states require that insurance applicants acknowledge a fraud warning statement.
Please refer to the fraud warning statement for your state as indicated below.

______________________________________________________________________________
FOR APPLICANTS IN ARKANSAS
______________________________________________________________________________

         Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN COLORADO
______________________________________________________________________________

         It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN FLORIDA
______________________________________________________________________________

         Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN KENTUCKY, OHIO, AND PENNSYLVANIA
______________________________________________________________________________

         Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN NEW JERSEY
______________________________________________________________________________

         Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN NEW MEXICO
______________________________________________________________________________

         Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and criminal penalties.

         ____________________________________   ___________________
         Applicant's Signature                  Date


______________________________________________________________________________
FOR APPLICANTS IN VIRGINIA
______________________________________________________________________________

         It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

         ____________________________________   ___________________
         Applicant's Signature                  Date

                                 AGENT'S REPORT

1. a) How long have you known the Proposed insured?

   ___________________________________________________________________________
   b) Relationship to Proposed Primary Insured:

   ___________________________________________________________________________
   c) Are you financially responsible for the Proposed Primary Insured:

          [ ] Yes     [ ] No


2. Did you give the "Notice of Information Practices" to the proposed insured?

          [ ] Yes     [ ] No


3. Are you submitting or do you plan to submit an application on any Proposed Insured on this application to any other Company?

           [ ] Yes    [ ] No

    Company Name _____________________________________________________________

    Face amount $_____________________________________________________________

    Total face amount to be placed with all companies

    $_________________________________________________________________________


4.  Medical Examination

    Are you arranging for the Medical Requirement?

    [ ] Yes Paramedical Service Used:_________________________________________
    [ ] No  Request Western Reserve Life order medical reqs.


5.  Was money taken with the application?

               [ ] Yes   [ ] No

    If "yes" was the Conditional Receipt completed and given to the applicant?

               [ ] Yes   [ ] No


6.  Did you ask all questions in the presence of the Proposed Insured(s)?

               [ ] Yes   [ ] No


7. Are you aware of anything about the health, habits, avocation, environment or mode of living, except as may be related directly or indirectly to sexual orientation, which any affect the insureability of any person proposed for insurance?

               [ ] Yes   [ ] No


8.  If Proposed Insured is a juvenile (ages 0 through 15)

    (a) Did you personally see child?        [ ] Yes   [ ] No
    (b) Does child live with parents?        [ ] Yes   [ ] No

    (If "No," explain)________________________________________________________

    __________________________________________________________________________

    (c) Life insurance in force on parent's life?

    __________________________________________________________________________

    (d) Life Insurance applied for or in force in brothers and sisters?

    __________________________________________________________________________

Remarks:______________________________________________________________________

        ______________________________________________________________________

        ______________________________________________________________________

        ______________________________________________________________________


9. Is Proposed Insured or Owner related to any InterSecurities, Inc. officer or employee?


10. Is Proposed Insured or Owner a licensed Representative of any
    Broker/Dealer?

               [ ] Yes  [ ] No

               If "yes" Name and Address of Broker/Dealer
               _______________________________________________________________


11.  Type of Sale (check two)

     [ ] Direct                    [ ] Pension or Profit Sharing
     [ ] Personal Needs Analysis   [ [ Salary Savings (EICS)
     [ ] Estate Planning           [ ] Gift
     [ ] Business Insurance        [ ] Salary Allotment

                     Purpose of Policy

     [ ] Personal Insurance        [ ] Business Insurance
     [ ] Mortgage                  [ ] Buy-Sell
     [ ] Retirement                [ ] Key Employee
     [ ] Education                 [ ] Executive Bonus
     [ ] Estate Liquidity          [ ] Deferred Compensation
     [ ] Income to Family          [ ] Split Dollar
     [ ] Cash Accumulation         [ ] Reserve Split Dollar
     [ ] Wealth Replacement        [ ] Other

12. Was this plan sold, presented or illustrated as a VEBA, welfare benefit concept as defined under IRC Section 419, Charitable Legacy Plan, Charitable Retirement Plan, Charitable Remainder Life Program, or other similar arrangement?

               [ ] Yes     [ ] No

    If "Yes", have you completed and attached the required Disclosure, Acknowledgement and Release Form and the accompanying Attorney's Statement?

               [ ] Yes     [ ] No

13. Did you comply with all requirements relative to obtaining informed Consent for HIV and AIDS testing?

               [ ] Yes     [ ] No


Writing Agent Name____________________________________________________________

Agent No._____________________________________________________________________

Agent's Telephone Number______________________________________________________

Agent's Social Security Number________________________________________________

Agent's Fax Number ___________________________________________________________

Percent of Agent's Split______________________________________________________

Split Agent Name _____________________________________________________________


     Agent No.__________________________Percent of Agent's Split______________

Split Agent Name _____________________________________________________________

     Agent No.__________________________Percent of Agent's Split______________


I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a Notice of Information Practices statement was given to the Applicant when this application was taken. (If applicable)

$_________ HAS BEEN PAID BY THE APPLICANT WITH THIS APPLICATION_______________

______________________________________________________________________________
                           Signature of Writing Agent

                                  THIS PAGE IS
                               INTENTIONALLY BLANK

  NOTICE OF INFORMATION PRACTICES  Western Reserve Life Assurance Co. of Ohio

IMPORTANT: THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED(S) WHENEVER AN
                           APPLICATION IS COMPLETED.

SOURCES OF INFORMATION
We value your privacy. Your application is our main source of information. As a part of this application, we may, at our expense:

/bullet/ ask you to have an examination, which may include special tests such as an electrocardiogram, chest x-ray, blood studies, or urinalysis;

/bullet/ ask physicians, medical practitioners, clinics, hospitals, or other health care providers for information about you:

/bullet/ obtain information from the Medical Information Bureau and/or a consumer reporting agency. Please refer to the lower portion of this notice for further details about this procedures;

/bullet/ obtain information from other insurance companies you have applied to in the past. We use this information only for evaluating your insurance application.

SAFEGUARDING YOUR PRIVACY
We treat all information about you confidentially. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to provide some or all of the information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. We may also release information in our files to our reinsurers and to other life insurance companies to whom you have applied for life and health insurance or to whom a claim for benefits may be submitted.

On your written request, we will send you a summary or copy of the relevant information obtained in connection with your application. Confidential or detailed medical information will only be disclosed through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report we obtain on you will be provided to you by the responsible agency.

We will not send you information we might collect in expectation of or in connection with any claim or civil or criminal proceeding such as information relating to suspected fraud or material misrepresentation.

We may gather information from you which is used for statistical purposes or marketing research, which will not identify you individually.

CORRECTING INFORMATION
If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years.

If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.

                            FAIR CREDIT REPORTING ACT
A routine investigative consumer report may possibly be made regarding your general reputation, character, mode of living and personal characteristics. This information may be obtained through personal interviews with your friends, neighbors and associates. Should you desire additional information on the nature and scope of such a report, you may write the Underwriting Department, Western Reserve Life Assurance Co. of Ohio, PO Box 5068, Clearwater, FL 33768. You may also request information concerning the nature and scope of the investigation to be performed. A summary of your rights is set forth on the attached "Notice to Consumer".

                    THE MEDICAL INFORMATION BUREAU PRE-NOTICE
The Medical Information Bureau ("MIB") is a nonprofit organization of life insurance companies which operates as an information exchange for its members.

We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MIB will, upon request, provide that company with information in its file.

Upon your written request, the MIB will arrange for disclosure to you of any information it has in your file. If you feel the information in the MIB's file is incorrect, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIB's office is: MIB, Inc.; P.O. Box 105, Essex Station; Boston, MA 02112. MIB's telephone number: (617) 426-3660

If you would like to know more about how we collect, evaluate and control information about you as one of our applicants for insurance, our sales representatives will be happy to assist you or you may contact us at our office:

                                         WESTERN RESERVE LIFE ASSURANCE CO.
                    ANY OTHER            P.O. BOX 5068
                    QUESTIONS?           CLEARWATER, FLORIDA 34618-5068
                                         1-813-587-1800

                              NOTICE TO CONSUMER

          A SUMMARY OF YOUR RIGHTS UNDER THE FAIR CREDIT REPORTING ACT:

The Fair Credit Reporting Act (FCRA) is designed to promote accuracy, fairness, and privacy of information in the files of every consumer reporting agency. Most consumer reporting agencies are credit bureaus that gather and sell information about you-such as where you work and live, if you pay your bills on time, and whether you've been sued, arrested, or filed for bankruptcy-to creditors, employers, and other businesses. The FCRA gives you specific rights in dealing with consumer reporting agencies, and requires them to provide you with a summary of these rights as listed below. You can find the complete text of the FCRA, 15 U.S.C. 1681 et. seq., at the Federal Trade Commission's web site (http://www.ftc.gov). You may have additional rights under state law. You may contact a state or local consumer protection agency or a state attorney general to learn those rights.

/bullet/ You must be told if information in your file has been used against you. Anyone who uses information from consumer reporting agencies to take action against you-such as denying an application for credit, insurance, or employment-must give you the name, address, and phone number of the consumer reporting agency that provided the report.

/bullet/ You can find out what is in your file. A consumer reporting agency must give you all the information in your file, and a list of everyone who has requested it recently. However, you are not entitled to a "risk score" or "credit score" that is based on information in your file. There is no charge for the report if your application was denied because of information supplied by the consumer reporting agency, and if you request the report within 60 days of receiving the denial notice. You are also entitled to one free report a year if you certify that (1) you are unemployed and plan to seek employment within 60 days, (2) you are on welfare, or (3) your report is inaccurate due to fraud. Otherwise a consumer reporting agency may charge you a fee up to $8.00 for a copy of your file.

/bullet/ You can dispute inaccurate information with the credit reporting agency. If you tell a credit reporting agency that your file contains inaccurate information, the credit reporting agency must investigate the items (usually within 30 days) by presenting to its information source all relevant evidence you submit, unless your dispute is frivolous. The source must review your evidence and report its findings to the credit reporting agency. (The source must advise national credit reporting agencies-to which it provides data-of any error.) The credit reporting agency must give you a written report of the investigation and a copy of your report if the investigation results in any change. If the credit reporting agency's investigation does not resolve the dispute, you may add a brief statement to your file. The credit reporting agency must normally include a summary of your statement in future reports. If an item is deleted or a disputed statement is filed, you may ask that anyone who has recently received your report be notified of the change.

/bullet/ Inaccurate information must be corrected or deleted. A consumer reporting agency must remove or correct inaccurate information from its files, usually within 30 days after you dispute it. However, consumer reporting agencies are not required to remove data from your file that is accurate unless it is outdated or cannot be verified. If our dispute results in any change to your report, the CRA cannot reinsert into your file a disputed item unless the information source verifies its accuracy and completeness. In addition, the CRA must give you a written notice telling you it has reinserted the item. The notice must include the name, address, and phone number of the information source.

/bullet/ You can dispute inaccurate items with the source of the information. If you tell anyone-such as a creditor who reports to a consumer reporting agency that you dispute the item, they may not then report the information to a consumer reporting agency without including a notice of your dispute. In addition, once you've been notified the source of the error in writing, they may not continue to report it if it is in fact an error. If you have questions or believe your file contains errors, call the toll-free number of the consumer reporting agency.

/bullet/ Outdated information may not be reported. In most cases, consumer reporting agencies may not report negative information that is more than seven years old; ten for bankruptcies.

/bullet/ Access to your file is limited. Consumer reporting agencies may provide information about you only to those who have a need recognized by the FCRA-usually to consider an application you have submitted to a creditor, insurer, employer, landlord, or other business.

/bullet/ Your consent is required for reports that are provided to employers or that contain medical information. Consumer reporting agencies may not report to your employer, or prospective employer, about you without your written consent. Consumer reporting agencies may not divulge medical information about you without your permission.

/bullet/ You can stop a consumer reporting agency from including you on lists for unsolicited credit and insurance offers. Creditors and insurers may use file information as the basis for sending you unsolicited offers of credit or insurance. Such offers must include a toll-free number for you to call and tell the consumer reporting agency if you want your name and address excluded from future lists or offers. If you notify the consumer reporting agency through the toll-free number, it must keep you off the lists for two years. If you request and complete the consumer reporting agency form provided for this purpose, you can have your name and address removed indefinitely.

/bullet/ You may have additional rights under state law. You may wish to contact a state or local consumer protection agency or a state attorney general to learn those rights.

                               NOTICE TO CONSUMER


The FCRA gives several different federal agencies authority to enforce the FCRA. The agencies listed below can assist you with questions and concerns concerning the following types of businesses:

       FOR QUESTIONS OR CONCERNS REGARDING THE FOLLOWING, PLEASE CONTACT:

CRAS, creditors and others not listed below, contact the Federal Trade Commission Bureau of Consumer Protection - FCRA Washington, DC 20580. 202-326-3761.

National Banks, federal branches/agencies of foreign banks (word "National" or initials "N.A." appear in or after bank's name), contact the Office of the Comptroller of the Current Compliance Management, Mail Stop 6-6 Washington, DC 20219. 800-613-6743.

Federal Reserve System member banks (except national banks, and federal branches/agencies of foreign banks), contact the Federal Reserve Board Division of Consumer & Community Affairs Washington, DC 20551. 202-452-3693.

Savings associations and federally chartered savings banks (word "Federal" or initials "F.S.B." appear in federal institution's name), contact the Office of Thrift Supervision Consumer Programs Washington, DC 20552. 800-842-6929.

Federal credit unions (words "Federal Credit Union" appear in institution's name), contact the National Credit Union Administration, 1775 Duke Street, Alexandria, VA 22314. 703-518-6360.

Banks that are state-chartered, or are not Federal Reserve System members, contact the Federal Deposit Insurance Corporation Division of Compliance & Consumer Affairs, Washington, DC 20429. 800-934-FDIC.

Air, surface, or rail common carriers regulated by former Civil Aeronautics Board or Interstate Commerce Commission, contact the Department of Transportation Office of Financial Management, Washington DC 20590. 202-366-1306.

Activities subject to the Packers and Stockyards Act 1921, contact the Department of Agriculture, Office of Deputy Administrator-GIPSA, Washington, DC 20250. 202-720-7051.